Exhibit 99.2

WISE METALS GROUP LLC

WISE ALLOYS FINANCE CORPORATION

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE ALL OUTSTANDING 10 1/4% SENIOR SECURED NOTES DUE 2012 FOR THEIR SENIOR SECURED NOTES DUE 2012, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Wise Metals Group LLC and Wise Alloys Finance Corporation (the “Issuers”), made pursuant to the Prospectus, dated                      , 2004 (the “Prospectus”), if certificates for the outstanding 10 1/4% Senior Secured Notes Due 2012 of the Issuers (the “Original Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York (the “Exchange Agent”) on or prior to 12:00 midnight, New York City time, on the Expiration Date of the Exchange Offer. This Notice of Guaranteed Delivery may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. See the sections entitled “The Exchange Offer—Procedures for Tendering” and “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Prospectus.

Delivery to:

The Bank of New York, Exchange Agent

For information by Telephone:

(212) 815-3750

By Mail:	By Hand or Overnight Delivery Service:
The Bank of New York 101 Barclay Street, 7E New York, New York 10286 Attn: Kin Lau	The Bank of New York Reorganization Department 101 Barclay Street, 7E New York, New York 10286 Attn: Kin Lau

By Facsimile Transmission:

(212) 298-1915

(Telephone Confirmation)

(212) 815-3750

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THEN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED, AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to the Issuers the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedures described in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

SIGNATURES

Signature of Owner

Signature of Owner (if more than one)

Dated:                                                                                                                                                                                              , 2004

Name(s):

(Please Print)

Address:

(Include Zip Code)

Area Code and Telephone No.:

Capacity (full title), if signing in a representative capacity:

Taxpayer Identification or Social Security No.

Principal amount of Original Notes

Exchanged: $

Certificate Nos. of Original Notes (if available)

Total $

IF OUTSTANDING NOTES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE THE DEPOSITARY TRUST COMPANY (“DTC”) ACCOUNT NO.:

Account No.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures,” together with one or more properly completed and duly executed Letter(s) of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three business days after the date of execution hereof.

The undersigned acknowledges that it must deliver the Letter of Transmittal (and any other required documents) and the Original Notes tendered hereby to the Exchange Agent within the time set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:	Authorized Signature:

Address:	Title:

Zip Code:	(Please Type or Print):

Area Code and Tel. No.:	Dated:

NOTE: DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.